Exhibit 6

PROCURADORIA-GERAL DA FAZENDA NACIONAL COORDENAÇÃO-GERAL DE OPERAÇÕES FINANCEIRAS DA UNIÃO - COF

February 25, 2025

Ministry of Finance - Federative Republic of Brazil

Procuradoria-Geral da Fazenda Nacional, Esplanada dos Ministérios Bloco P, 8°Andar

70048-900, Brasília-DF

Brazil

Re:	Federative Republic of Brazil

Registration Statement No. 333-261972

Ladies and Gentlemen:

I, Fabiani Fadel Borin, Attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (the “Republic”), have reviewed the above-referenced Registration Statement (the “Registration Statement”), including the Basic Prospectus dated March 30, 2022 (the “Basic Prospectus”), the Prospectus Supplement dated February 18, 2025 constituting a part thereof (together with the Basic Prospectus, the “Prospectus”), the Indenture, dated as of July 2, 2015 (the “Indenture”), between Brazil and The Bank of New York Mellon, including the form of debt securities attached thereto, previously filed as part of Brazil’s Annual Report for the fiscal year ended December 31, 2019 on Form 18-K, and made a part of the Registration Statement, and the Terms Agreement, dated February 18, 2025 (the “Terms Agreement”), among the Republic, Banco Bradesco BBI S.A., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC pursuant to which the Republic proposes to issue its 6.625% Global Bonds due 2035 (the “Global Bonds”).

The issuance of the Global Bonds has been authorized pursuant to Resolution No. 20 dated November 16, 2004 of the Federal Senate of Brazil, as amended by Senate Resolution No. 7 dated May 21, 2024 of the Federal Senate of Brazil, each enacted pursuant to Article 52 of the Constitution of the Federative Republic of Brazil.

It is my opinion that the Global Bonds have been duly authorized, and when executed and delivered by the Republic and authenticated pursuant to the Indenture and delivered pursuant to the Terms Agreement and the Prospectus, the Global Bonds will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

I hereby consent to the filing of this opinion as Exhibit 6 to Amendment No. 1 to the Annual Report of the Republic on Form 18-K/A for the fiscal year ended December 31, 2023. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fabiani Fadel Borin
Fabiani Fadel Borin
Attorney of the National Treasury of Brazil